EXHIBIT 10.1
CONFIDENTIAL
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AMENDMENT NO. 1 TO
COLLABORATION AND LICENSE AGREEMENT
     This AMENDMENT NO. 1 TO COLLABORATION AND LICENSE AGREEMENT (this “Amendment”), effective as of January 1, 2005 (the “Amendment Effective Date”), is made by and between CancerVax Corporation, a Delaware corporation having its principal office at 2110 Rutherford Road, Carlsbad, California, 92008, USA (“CancerVax”), and Serono Technologies S.A., a Swiss corporation having its principal office at Zone Industrielle de l’Ouriettaz, 1170 Aubonne, Switzerland (“Serono”). CancerVax and Serono may each be referred to as a “Party” or together, the “Parties”.
RECITALS
     WHEREAS, the Parties entered into that certain Collaboration and License Agreement dated as of December 15, 2004 (the “Agreement”; capitalized terms used and not otherwise defined in this Amendment are used as defined in the Agreement), which set forth, among other things, the Parties’ agreement in respect of the sharing of certain Development Expenses and Commercialization Expenses; and
     WHEREAS, the Parties wish to amend the basis on which certain Development Expenses and Commercialization Expenses are calculated.
     NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, CancerVax and Serono, intending to be legally bound, hereby agree as follows:
1.	Amendment to Definition of Commercial Expenses. Section 1.18.1 of the Agreement is hereby amended and restated in its entirety as follows:
1.18.1	internal marketing, scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be documented and based on the Commercial FTE Rate, unless another basis is otherwise agreed by the Steering Committee in writing; for the sake of clarity, the Parties agree that costs attributable to persons whose salaries or other costs or expenses can be included in Allocable Overhead shall not be calculated at the Commercial FTE Rate.
2.	New Definition: Commercial FTE Rate. The following is hereby inserted into the Agreement as new Section 1.18A, to follow Section 1.18 and precede Section 1.19:
1.18A	“Commercial FTE Rate” means [***] U.S. dollars (U.S. $[***]) per full time equivalent personnel. Such rate shall be adjusted as provided in Section 6.2.9A.
***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	New Section 1.18.1A. The following is hereby inserted into the Agreement as a new Section 1.18.1A to follow Section 1.18.1 and precede Section 1.18.2:
1.18.1A	additional support personnel engaged in such efforts who are not included within the definition of Section 1.18.1, including but not limited to administrative support personnel, which costs shall be documented and based on each such individual’s actual applicable FTE Costs (as opposed to on an averaged basis) to Serono or CancerVax, respectively, for the relevant period;
4.	New Section 1.29.1A. The following is hereby inserted into the Agreement as a new Section 1.29.1A to follow Section 1.29.1 and precede Section 1.29.2:
1.29.1A	additional support personnel engaged in such efforts who are not included within the definition of Section 1.29.1, including but not limited to administrative support personnel, which costs shall be documented and based on each such individual’s actual applicable FTE Costs (as opposed to on an averaged basis) to Serono or CancerVax, respectively, for the relevant period;
5.	New Definition: Development FTE Rate. The following is hereby inserted into the Agreement as a new Section 1.29A, to follow Section 1.29 and precede Section 1.30:
1.29A	“Development FTE Rate” means [***] U.S. dollars (U.S. $[***]) per full time equivalent personnel. Such rate shall be adjusted as provided in Section 4.5.3. Notwithstanding the foregoing, the Parties agree that the Development FTE Rate applicable to Development Costs incurred by CancerVax pursuant to Section 1.29.1 prior to January 1, 2005 shall be [***] U.S. dollars (U.S. $[***]) per full time equivalent personnel.
6.	Amendment to Definition of Development Expenses. Section 1.29.1 of the Agreement is hereby amended and restated in its entirety as follows:
1.29.1	internal scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be documented and based on the Development FTE Rate, unless another basis is otherwise agreed by the Parties in writing; for the sake of clarity, the Parties agree that costs attributable to persons whose salaries or other costs or expenses can be included in Allocable Overhead shall not be calculated at the Development FTE Rate.
7.	Amendment to Definition of Shared Expenses. Section 1.32 of the Agreement is hereby amended by adding the following at the end of such Section:

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For the sake of clarity, no expenses related to stock options or stock grants shall be included in Shared Expenses.
8.	New Definition: FTE Costs. The following is hereby inserted into the Agreement as a new Section 1.37A, to follow Section 1.37 and precede Section 1.38:
1.37A	“FTE Costs” means the aggregate of the following costs, calculated on a per full time equivalent personnel basis: [***].
9.	Amendment to Net Sales Definition: Section 1.50.4 of the Agreement is hereby amended and restated in its entirety as follows:
1.50.4	with respect to aggregate amounts billed or invoiced to customers by or on behalf of Serono in the ROW only, amounts debited on account of bad debt with respect to amounts previously invoiced. For the avoidance of doubt, bad debt resulting from sales of the Product in the U.S. shall be borne solely by CancerVax.
10.	Amendment to Changes to Development Plan. Section 4.3.3 of the Agreement is hereby amended by adding the following sentence to the end of this Section:
In addition, without the prior approval of the SC (without reference to Article 16), neither Party shall be responsible for sharing any incurred Development Expenses of the other Party for the Calendar Year in question that exceed by greater than five percent (5%) the amount approved by the SC to be incurred by such Party for such Calendar Year, notwithstanding any adjustment made to the Development FTE Rate during that year, and any such unapproved excess Development Expenses incurred by a Party shall be borne solely by such Party and the fourth Calendar Quarter reconciliation, as contemplated under Section 9.5.4, shall be made accordingly.
11.	Amendment to Changes to Commercialization Plan. Section 6.2.3 of the Agreement is hereby amended by adding the following sentence after the first sentence of this Section:

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, without the prior approval of the SC (without reference to Article 16), neither Party shall be responsible for sharing any incurred Commercial Expenses of the other Party for the Calendar Year in question that exceed by greater than five percent (5%) the amount approved by the SC to be incurred by such Party such Calendar Year, notwithstanding any adjustment made to the Commercial FTE Rate during that year, and any such unapproved excess Commercial Expenses incurred by a Party shall be borne solely by such Party and the fourth Calendar Quarter reconciliation, as contemplated under Section 9.5.4, shall be made accordingly.
12.	Amendment to Reconciliation Payment. Section 9.5.5 of the Agreement is hereby amended by adding the following after the first sentence of this Section:
Serono will collect, on CancerVax’s behalf, and transfer to CancerVax’s account on a periodic basis (to be agreed upon between the Parties) all amounts resulting from sales of the Product in the U.S. Any amounts not collected from customers in the U.S. due to bad debt shall not be compensated by Serono to CancerVax, and CancerVax shall be responsible for all risk and costs associated with bad debt in the U.S.
13.	Governing Law. This Amendment shall be construed, and the respective rights of the Parties determined, according to the substantive Laws of the State of New York notwithstanding the provisions governing conflict of Laws thereunder to the contrary, except matters of intellectual property which shall be determined in accordance with U.S. federal patent Laws or the intellectual property Laws relevant to the intellectual property in question. The UNCITRAL Convention for the International Sale of Goods, as well as any other unified Laws relating to the conclusion and implementation of contracts for the international sale of goods, shall not apply.
14.	Counterparts; Fax Signatures. This Amendment may be executed in any two (2) counterparts, including by facsimile, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.
15.	Full Force and Effect. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, CancerVax and Serono, by their duly authorized officers, have executed this Amendment as of the dates set forth below, to be effective as of the Amendment Effective Date.

CANCERVAX CORPORATION	SERONO TECHNOLOGIES S.A.

By:	/s/ David F. Hale	By:	/s/ Leon Bushara

	Name: David F. Hale		Name: Leon Bushara
	Title: President & CEO		Title: Authorized Representative

Date: December 22, 2005	Date: December 21, 2005

By: :	/s/ Frank Latrille

Name: Frank Latrille
Title: Authorized Representative

Date: December 21, 2005
[Signature Page to Amendment No. 1
to Collaboration and License Agreement]